UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2011
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31783 (Commission File No.)	77-0280662 (I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders
     On June 9, 2011, RAE Systems Inc. (the “Registrant”) held a special meeting of its stockholders (the “Meeting”) in order to consider and vote upon: (1) a proposal to approve and adopt the Agreement and Plan of Merger, dated January 18, 2011, as amended on April 3, 2011, May 17, 2011, May 20, 2011 and May 24, 2011 and as may be amended from time to time, by and among the Registrant, Ray Holding Corporation, and Ray Merger Sub Corporation (the “Merger Agreement”); and (2) a proposal to adjourn the Meeting, if necessary, to permit further solicitation of proxies to vote in favor of adoption of the Merger Agreement.
     At the Meeting, the Merger Agreement was approved and adopted based on the following vote:

		Shares	Shares
	Shares for	Against	Abstaining
Approval and Adoption of Merger Agreement	45,593,959	1,702,034	175,177
     Since the Merger Agreement was approved and adopted, it was not necessary to consider the second proposal to adjourn the Meeting to permit further solicitation of proxies to vote in favor of adoption of the Merger Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 9, 2011

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer